CONTACTS:

Doug Barnett – Financial Analysts 972-987-3352 barnettd@ugs.com

Mendi Paschal – Media

972-987-3210

paschal@ugs.com

FOR RELEASE AT 8 A.M. CT, FRIDAY, FEBRUARY 10, 2006

UGS Reports Year-End Revenue of US$1.15 Billion

Strong performance reflects continuing leadership in high-growth Collaborative Product Development Management (cPDM) segment; company generates 58 percent cPDM revenue increase year-over-year including acquisitions, or 37 percent without acquisitions

UGS reports fourth quarter revenue of US$326.7 million or 15 percent growth; performance marks 10th consecutive quarter of revenue growth for PLM industry leader

PLANO, Texas – UGS Corp., a leading global provider of product lifecycle management (PLM) software and services, today announced full year 2005 and fourth quarter 2005 results.

Financial highlights from the full year 2005 include:

•	Total revenue increased to US$1.15 billion, or 18 percent growth over the same period a year earlier, as the company saw an increase in total revenue in each geographic region compared to the combined revenues of Jan. 1, 2004 to May 26, 2004 (Predecessor) and May 27, 2004 to Dec. 31, 2004 (Successor).

•	Software revenue growth, which includes license and maintenance revenues, increased 21 percent over the same period a year earlier.

•	Collaborative Product Development Management (cPDM) revenue increased 58 percent including acquisitions, or 37 percent without acquisitions, over the same period a year earlier.

•	Operating income increased to US$83.5 million, or a 166 percent increase over the same period a year earlier, and includes the impact of acquisition-related intangible amortization costs of US$150.8 million.

•	EBITDA (defined below) was US$241.5 million, or a 37 percent increase over the same period a year earlier.

•	The acquisition of Tecnomatix Technologies Ltd. closed on April 1, 2005 and added US$68.4 million in overall revenue and US$52.2 million in software revenue (including license and maintenance revenues).

•	In the amounts presented above, the company has not made adjustments for the impact of deferred revenues written off in connection with the acquisition of the company and acquisitions by the company. These write-offs had the effect of reducing full year 2005 revenues by US$11.3 million and 2004 revenues by US$40.9 million.

Fourth quarter financial highlights include:

•	Total revenue increased to US$326.7 million, or 15 percent growth over the same period a year earlier. The company’s fourth quarter revenue included US$248.8 million in software revenue (including license and maintenance revenues), or a 20 increase as compared to the fourth quarter 2004. The company saw an increase in total revenue in each geographic region compared to the same period in 2004.

•	Operating income was US$47.1 million, a 93 percent increase as compared to the fourth quarter 2004, and includes the impact of acquisition-related intangible amortization costs of US$39.2 million.

•	EBITDA (defined below) was US$92.6 million, or 22 percent growth over the same period a year earlier.

•	cPDM revenue increased 47 percent including acquisitions, or 23 percent without acquisitions, over the same period a year earlier.

•	In the amounts presented above, the company has not made adjustments for the impact of deferred revenues written off in connection with the acquisition of the company and acquisitions by the company. These write-offs had the effect of reducing fourth quarter 2005 revenues by US$1.1 million and 2004 revenues by US$14.0 million.

“Today we celebrate our continued momentum and our first full calendar year as an independent company,” said Tony Affuso, chairman, CEO and president of UGS. “In 2005, we claimed the number one spot in digital manufacturing and solidified our cPDM leadership. With our victory at Nissan, a hotly contested multi-year battle, we underscored our superior CAx technology and relentless focus on customer satisfaction. In 2005, we also highlighted the mission-critical nature of Global Innovation Networks through our new corporate vision, and launched our game-changing initiative bringing PLM to the mid-market.”

Fourth Quarter Business Highlights

UGS’ business highlights in the fourth quarter included:

•	Nissan selected UGS to be the provider of the new global PLM system that Nissan and its affiliates will deploy to design and build Nissan’s next generation of vehicles. Nissan will use UGS’ NXTM computer-aided design (CAD) software to digitally design its vehicles on a global basis and UGS’ Teamcenter® cPDM software to digitally manage product data and enable digital prototyping for all Nissan® vehicles across the world. The company will deploy the software as part of a fully integrated, common R&D infrastructure for use inside Nissan.

•	Lockheed Martin Aeronautics Co. made the decision to deploy UGS’ Teamcenter® 2005 software, the latest version of the world’s most widely used PLM software portfolio, to manage all product data for its entire, multi-national F-35 Joint Strike Fighter (JSF) program. (see separate release)

•	Hisense Group, a leader in China’s home appliance industry, selected Teamcenter software as the backbone for its three-phase PLM program. Following an extensive evaluation, Hisense selected PLM software from UGS and consulting and implementation services from HP Technology Solutions Group, one of UGS’ strategic alliance partners, to deliver an integrated enterprise repository to engineers’ desktops, provide predictable output through repeatable controlled processes and facilitate new product development through continuous verification of end-user needs following product launch. (see separate release)

•	Unilever, a leading, global, fast-moving consumer goods company, chose NX as the next generation CAD software to deliver future packaging design requirements for its Home and Personal Care (HPC) products. Unilever chose UGS® software because it best met what the company believed to be its future requirements based on a multi-year horizon.

•	Jones Apparel Group, Inc., a Fortune 500 company and a leading designer, marketer, wholesaler and retailer of branded apparel, footwear and accessories, which signed an agreement with UGS in 2005 to implement Teamcenter as its enterprise PLM application, was awarded Apparel Magazine‘s 2005 All-Star Award for its innovation, excellence in management, strong track record of growth and corporate goodwill that reflects positively on the industry. Teamcenter, which will manage all data and processes from design concept development into production, provides Jones easy access to a single source of data, enhancing enterprise-wide collaboration, including the supplier base, and enabling the company to bring products to market more quickly and efficiently.

•	Schelde Naval Shipbuilding standardized on Teamcenter software, selecting UGS as its cPDM system following an extensive evaluation process which included the existing Agile® installation, which was displaced, and SSA Baan™. (see separate release)

•	In the area of mid-market where, in 2005, UGS launched its UGS Velocity Series™ portfolio focused on delivering enterprise-level PLM technology to the mid-market, results included:

•	Smart Engineering and Logistics Solutions Pty Ltd. (SEAL Solutions), a leading Australian defense contractor, standardized on the UGS Velocity Series portfolio, the industry’s first comprehensive, preconfigured portfolio of digital product design, analysis and data management software for the PLM mid-market. (see separate release)

•	Mubea, a leading worldwide operating spring manufacturer, ordered more than 100 licenses of Teamcenter Express software. Teamcenter Express is the cPDM component of the new UGS Velocity Series portfolio. (see separate release)

•	Teamcenter Express software became available to customers worldwide, fulfilling UGS’ commitment to bring PLM to the mid-market. Teamcenter Express helps companies transform their process of innovation by applying preconfigured best practices to everyday engineering tasks and processes. Teamcenter Express is the first mid-market offering to combine industry-proven digital product development with the unparalleled technology of UGS’ Teamcenter software, the world’s most widely used PLM portfolio and winner of the IndustryWeek magazine’s 2005 Technology of the Year Award.

•	The English version 9.1 of Femap® software was shipped to customers worldwide. Femap is the finite element analysis (FEA) component of UGS’ new , UGS Velocity Series mid-market portfolio.

•	Tecnomatix™ for Electronics Version 7 software, the company’s first integrated suite of digital manufacturing software solutions custom designed for the global electronics industry, was launched. Designated as “Version 7” to align it with the entire family of UGS’ Tecnomatix solutions, Tecnomatix for Electronics automates and streamlines all key product planning and execution processes enabling global electronics manufacturers to systematically enhance product delivery, cost and quality in an increasingly competitive industry and challenging regulatory environment. The Tecnomatix for Electronics suite combines several digital manufacturing software products previously offered by UGS as individual solutions for printed circuit board (PCB) assembly, final assembly and manufacturing execution.

•	Teamcenter for MRO, the set of Maintenance, Repair and Overhaul (MRO) capabilities within the UGS Teamcenter solution, was launched. The solution provides a rich set of core functionality enabling management of product and process data applicable to commercial or military MRO operations and provides a proven framework for logistics data management. Teamcenter for MRO is designed to significantly reduce maintenance cycle time and costs associated with servicing complex products that require a significant capital investment, such as aircraft, weapon systems, ships and power plants.

•	I-deas® 12 NX Series software, one of the company’s market-leading integrated CAD, manufacturing and engineering analysis (CAD/CAM/CAE) software solutions was made available during the fourth quarter. I-deas NX Series, along with NX 4, is part of UGS’ strategy to support a unified offering representing the world’s most advanced digital product development solution.

The company expects to realize revenue from the contracts highlighted above over multiple quarters.

UGS will host its year-end and fourth quarter 2005 earnings call with securities analysts live on the Internet at 10:30 a.m. Central time, Friday, February 10, 2006. Presentation slides will be posted on www.ugs.com at 8:00 a.m. Central time. See below for webcast/teleconference access information.

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About UGS

UGS is a leading global provider of product lifecycle management (PLM) software and services with nearly 4 million licensed seats and 46,000 customers worldwide. Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging UGS’ open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation. For more information on UGS products and services, visit www.ugs.com.

# # #

Note: UGS, Femap, I-deas, NX, Teamcenter, Tecnomatix, Velocity Series and Transforming the process of innovation are trademarks or registered trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. Nissan is a trademark or registered trademark of Nissan Motor Co. Ltd and/or Nissan North America, Inc. in the United States and in other countries. Agile is a trademark or registered trademark of Agile Software Corporation or its subsidiaries in the United States and in other countries. BAAN is a trademark of SSA Global Technologies, Inc. or its subsidiaries in the United States and in other countries. All other trademarks, registered trademarks or service marks belong to their respective holders.

The statements in this news release that are not historical statements, including statements regarding our business, results of operations expected financial performance and other statements identified by forward looking terms such as “may,” “will,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to numerous risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to developments in the PLM industry, loss or downsizing of customers, competition, failure to innovate, international operations and exchange rate fluctuations, terrorist activities, acquisitions, changes in pricing models, intellectual property and losses of key employees. UGS has included a discussion of these and other pertinent risk factors in its registration statement on Form S-4 most recently filed with the SEC. UGS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Successor
	UGS Corp.
	Three months	Three months
	ended	ended
	December 31, 2005	December 31, 2004

Revenue:
License	$114,248	$101,006
Maintenance	134,575	107,062
Services and other	77,974	75,015

Total revenue	326,797	283,083

Cost of revenue:
License	6,052	6,275
Maintenance	14,094	14,620
Services and other	60,629	60,661
Amortization of capitalized software and acquired intangible assets	34,074	25,763

Total cost of revenue	114,849	107,319

Gross profit	211,948	175,764

Operating expenses:
Selling, general and administrative	107,491	105,383
Research and development	48,494	38,405
Amortization of other intangible assets	8,820	7,567

Total operating expenses	164,805	151,355

Operating income	47,143	24,409
Interest expense and amortization of deferred financing fees	(26,161)	(24,906)
Other (expense) income, net	(3,345)	13,881

Income before income taxes	17,637	13,384
Provision for income taxes	4,744	5,001

Net income	$12,893	$8,383

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Successor		Predecessor
	UGS Corp.		UGS PLM
			Solutions Inc.
		Period of
	Year	May 27, 2004	Period of
	ended	through	January 1, 2004
			through May
	December 31, 2005	December 31, 2004	26, 2004

Revenue:
License	$358,986	$213,366	$100,780
Maintenance	504,189	237,610	163,012
Services and other	291,446	169,203	94,011

Total revenue	1,154,621	620,179	357,803

Cost of revenue:
License	21,213	13,768	7,163
Maintenance	56,411	32,842	21,177
Services and other	241,777	136,165	81,259
Amortization of capitalized software and acquired intangible assets	123,357	60,224	23,540

Total cost of revenue	442,758	242,999	133,139

Gross profit	711,863	377,180	224,664

Operating expenses:
Selling, general and administrative	420,873	226,282	136,817
Research and development	167,484	82,875	52,851
In-process research and development	4,100	50,819	—
Restructuring	1,774	—	—
Amortization of other intangible assets	34,147	18,365	2,500

Total operating expenses	628,378	378,341	192,168

Operating income (loss)	83,485	(1,161)	32,496
Interest expense and amortization of deferred financing fees	(97,737)	(55,314)	(2,021)
Other (expense) income, net	(17,671)	21,146	2,010

(Loss) income before income taxes	(31,923)	(35,329)	32,485
Provision (benefit) for income taxes	(9,857)	5,807	10,092

Net (loss) income	$(22,066)	$(41,136)	$22,393

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	Successor
	December 31,	December 31,
Assets:	2005	2004
Current assets
Cash and cash equivalents	$61,532	$58,400
Accounts receivable, net	251,763	233,180
Prepaids and other	18,622	23,869
Deferred income taxes	26,471	62,890

Total current assets	358,388	378,339

Property and equipment, net	36,645	33,751
Goodwill	1,393,472	1,317,948
Capitalized and acquired software, net	464,994	435,816
Customer accounts, net	203,064	217,961
Other intangible assets, net	135,265	116,501
Other assets	39,623	42,696

Total assets	$2,631,451	$2,543,012

Liabilities and Stockholder’s Equity:
Current liabilities
Accounts payable and accrued liabilities	$159,976	$150,290
Deferred revenue	133,027	110,027
Income taxes payable	3,528	337
Current portion of long-term debt	—	5,000

Total current liabilities	296,531	265,654

Other long-term liabilities	48,511	41,011
Deferred income taxes	152,040	217,122
Long-term debt	1,212,046	1,049,623
Stockholder’s equity
Common stock, $ .01 par value, 3,000 shares authorized; 100 issued and outstanding at December 31, 2005 and 2004	—	—
Additional paid-in capital	1,005,991	1,005,479
Retained deficit	(63,202)	(41,136)
Accumulated other comprehensive (loss) income, net of tax	(20,466)	5,259

Total stockholder’s equity	922,323	969,602

Total liabilities and stockholder’s equity	$2,631,451	$2,543,012

Adjusted operating income represents operating income (loss) adjusted for amortization of acquisition related intangible assets, restructuring charges, and charges for in-process research and development. Adjusted operating income is not a recognized term under generally accepted accounting principles, or GAAP. Adjusted operating income does not represent operating income (loss), as that term is defined under GAAP, and should not be considered as an alternative to operating income (loss) as an indicator of our operating performance. We have included information concerning adjusted operating income because we use such information when evaluating operating income to better evaluate the underlying performance of the Company. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income (loss), the GAAP measure we believe to be most directly comparable to adjusted operating income (in thousands).

	Successor
	Three months	Three months
	ended	ended
	December 31,	December 31,
	2005	2004
Reconciliation of operating income to adjusted operating income:
Operating income	$47,143	$24,409
Acquisition related intangible amortization	39,191	33,375

Adjusted operating income	$86,334	$57,784

	Successor		Predecessor
		Period of
	Year	May 27, 2004	Period of
	ended	through	January 1, 2004
	December 31,	December 31,	through
	2005	2004	May 26, 2004
Reconciliation of operating income (loss) to adjusted operating income:
Operating income (loss)	$83,485	$(1,161)	$32,496
In-process research and development	4,100	50,819	—
Restructuring	1,774	—	—
Acquisition related intangible amortization	150,789	79,560	13,135

Adjusted operating income	$240,148	$129,218	$45,631

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior secured credit facility entered into May 2004. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense as described below. EBITDA and Adjusted EBITDA are not a recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. UGS Corp. considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. We have included information concerning EBITDA and Adjusted EBITDA because we use such information in determining compensation of our management and in our review of the performance of our business. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA (in thousands).

	Successor
	Three months	Three months
	ended	ended
	December 31,	December 31,
	2005	2004
Reconciliation of net income to EBITDA:
Net income	$12,893	$8,383
Interest expense	26,161	24,906
Provision for income taxes	4,744	5,001
Depreciation and amortization	48,853	37,377

EBITDA	$92,651	$75,667

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$92,651	$75,667
Impact of revenue reduction resulting from purchase accounting (a)	1,103	14,010
Other items (d)	2,022	3,191
Currency translation impact (e)	2,996	(11,666)

Adjusted EBITDA	$98,772	$81,202

	Successor		Predecessor
		Period of
	Year	May 27, 2004	Period of
	ended	through	January 1, 2004
	December 31,	December 31,	through
	2005	2004	May 26, 2004
Reconciliation of net (loss) income to EBITDA:
Net (loss) income	$(22,066)	$(41,136)	$22,393
Interest expense	97,737	55,314	2,021
(Benefit) provision for income taxes	(9,857)	5,807	10,092
Depreciation and amortization	175,645	88,356	33,471

EBITDA	$241,459	$108,341	$67,977

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$241,459	$108,341	$67,977
Impact of revenue reduction resulting from purchase accounting (a)	11,348	40,924	—
Impact of in-process research and development (b)	4,100	50,819	—
Restructuring (c)	1,774	—	—
Other items (d)	8,243	9,373	—
Currency translation impact (e)	10,214	(16,578)	—

Adjusted EBITDA	$277,138	$192,879	$67,977

(a) Removes the purchase accounting impact for the adjustment to deferred revenue.
(b) Removes the impact of acquired in-process research and development that resulted from the acquisition of UGS PLM Solutions Inc. for the period of May 27, 2004 through December 31, 2004 and from the acquisition of Tecnomatix Technologies, Ltd. for the nine months ended December 31, 2005.
(c) Removes the impact of the restructuring charge.
(d) Represents the impact of management, consulting and advisory fees and related expenses paid to our parent companies and affiliates of each of our sponsors, as well as expenses associated with our retention incentive plan for certain members of management.
(e) Represents the net effect of unrealized gains and losses from revaluing the intercompany debt that resulted from the acquisition of UGS PLM Solutions Inc. and from hedging obligations used to offset foreign exchange currency balance sheet exposures